EXHIBIT 10.01

FINANCE AGREEMENT

This Finance Agreement (the "Agreement") is made as of the 19th day of December 2011, by and between US Energy Affiliates, (“US”) a Georgia S Corporation, 1060 Salem Walk Dr., Suite 3A, Greensboro, GA 30642, and Blue Earth, Inc. (“BE”), with an address at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052.

RECITALS:

WHEREAS, US is a finance company specializing in financing energy efficiency retrofit upgrades, with a successful history of financing small businesses, such as gas stations with convenience stores, small hotels/motels and other small businesses, and

WHEREAS, US desires to finance energy efficiency retrofit upgrades and certain alternative energy programs to small businesses owners of all types, and

WHEREAS, US has the ability and the resources available to finance large numbers of energy efficiency upgrades and certain alternative energy programs to credit worthy business owners through its founding membership in One World Leasing (“OWL”) and One World Business Finance (“OBF”), and

WHEREAS, US needs business relationships with companies that develop, market and implement energy efficiency retrofit upgrades that also specialize in certain alternative energy programs to small business of all types and descriptions, and

WHEREAS, BE develops, markets and implements energy efficiency upgrades and is an alternative energy program developer and implementer to small businesses of all types and descriptions, and

WHEREAS, BE needs project financing to fully execute its energy efficiency retrofit upgrade and alternative energy business model, and

WHEREAS, US desires to finance BE projects and BE desires to accept US as a primary provider of finance for BE projects.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and promises of the parties hereto, the receipt and legal sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto represent, warrant, covenant and agree as follows:

1.

Incorporation of Recitals and Exhibits.  The above recitals and Exhibits are incorporated herein and made a part hereof as if fully set forth below.

2.

Exclusive Finance Terms and Consideration. US and BE mutually agree that US will have an exclusive arrangement to finance only BE energy efficiency and alternative energy projects in the state of California, for two market sectors, specifically petroleum service stations with or without convenience stores and the Hotel/Motel (Hospitality) markets. The initial term for these exclusive markets in California shall be until midnight on December 31, 2012 (the “Initial Exclusivity Term”).

(a)

BE shall issue 125,000 shares of restricted BE common stock as directed by US for the grant of this exclusivity and to maintain it until September 30, 2012. The shares were valued at $188,750 or at $1.51/share, the ten-day average closing price at the negotiation time. The exclusivity for October 1, 2012 through December 31, 2012 shall be maintained provided US earns and is paid by either BE or the funding source financing fees totaling $300,000 from the date of this Agreement through December 31, 2012. Said financing fees shall be payable under the terms and conditions of US documents provided in Exhibits A-“X”, attached hereto.

(b)

 The Initial Exclusivity Term shall automatically be extended based upon certain performance criteria, which are defined in Exhibit __.

(c)

The Parties acknowledge and agree that US has existing programs/relationships with California NECA/IBEW projects, PACE LA County and City (LA Commercial Building Performance Partnership) and Projects generated from Kingport Corporation and Emerging Technologies Associates, Inc. Said relationships and programs shall be exceptions to the Exclusive Finance Terms and shall be allowed to continue.

(d)

BE shall offer US the first opportunity to finance all BE petroleum service station projects with or without convenience stores and all Hotel/Motel (Hospitality) projects within the state of California. US shall have fifteen days to qualify the proposed client and issue a finance commitment, from the date US receives their customary credit applications and documentation as specified in the Exhibits. After fifteen days, or upon rejection by US, whichever occurs first; BE shall be free to present said projects to other financing sources as BE deems appropriate.

(e)

In the event the Exclusive Finance Terms expire, BE shall have a non-exclusive right to US financing on these two market sectors in California in perpetuity.

3.

Non-exclusive Finance Terms. US agrees to finance BE energy efficiency and alternative energy projects in the US and Canada, in all market sectors provided the BE projects fit the US lending model/criteria and the clients qualify for credit based upon US credit terms and policies. The term of this Non-exclusive Finance Term is perpetual unless and until terminated pursuant to section 5 below. BE agrees to pay the US the fees associated with these financings as provided for in the Exhibits attached hereto. It is the intent of the Parties to maximize the finance opportunities in all markets and territories, to the extent reasonably permitted by the capabilities and policies of the two Parties.

4.

Other Terms. BE hereby agrees to utilize the Vender Co-op pricing program, Lock-em Up Program and marketing referral program where appropriate. BE agrees to pay such fees as are customary for these programs, as defined in the various Exhibits to this Agreement. It is further understood and agreed that US pays BE as a project implementer 50% of the project funds within 4 days of project approval, and receipt of properly executed lease or loan document and the other 50% within 4 days of project completion and customer acceptance.

5.

Right to Terminate

(a)

US shall have the right to terminate this Finance Agreement, by written notice to BE, upon the occurrence of anyone of the following events:

(i)

the breach of any material term, covenant, condition, representation or warranty hereof by BE that has not been corrected within sixty (60) days after written notice thereof has been provided by US to BE; provided however, if a non-monetary breach is not curable within such sixty (60) day period, this Agreement shall not terminate hereunder if during such period, BE commences (and thereafter takes reasonable steps to endeavor) to cure such breach.

(ii)

a voluntary petition is commenced by BE under the Bankruptcy Code, as amended, 11 U.S.C. § 101 et seq, or any other law for the relief of debtors or protection of creditors; BE has an involuntary petition commenced against it under such law and such petition is not dismissed within 120 days after filing; BE becomes insolvent; or any substantial part of BE’s property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency; or liquidates or otherwise discontinues all or a significant part of its business operations.

(b)

BE shall have the right to terminate this Finance Agreement by written notice to US, upon the occurrence of anyone of the following events:

(i)

the breach of any material term, covenant, condition, representation or warranty hereof by US that has not been cured within sixty (60) days after written notice thereof has been provided by BE to US; provided however, if a non-monetary breach is not curable within such sixty (60) day period, this Agreement shall not terminate hereunder if during such period, US commences (and thereafter takes reasonable steps to endeavor) to cure such breach.

(ii)

a voluntary petition is commenced by US under the Bankruptcy Code, as amended, 11 U.S.C. § 101 et seq, or any other law for the relief of debtors or protection of creditors; either party comprising US has an involuntary petition commenced against it under such law and such petition is not dismissed within 120 days after filing; either party comprising US becomes insolvent; or any substantial part of the property either party comprising US becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency; or liquidates or otherwise discontinues all or a significant part of its business operations.

(c)

In the event of termination of this Agreement, the Parties shall be required to continue to completion, including the payment of fees by BE and the payment of project dollars by US to BE that are owned for projects previously committed to finance.

6.

BE’s Representations and Warranties.  BE hereby represents and warrants to US as follows:

(a)

that it is duly organized and validly existing under the laws of the jurisdiction in which it was formed and has all power and all material governmental licenses, authorizations; permits, consents, and approvals required to carry on its business as now conducted;

(b)

that the execution, delivery and performance by BE of this Agreement are within its powers and have been duly authorized by all necessary action by BE and that this Agreement constitutes a valid and binding agreement of BE enforceable against BE in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law); and

(c)

that the execution, delivery, and performance by BE of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official.

7.

US’s Representations and Warranties. Licensor hereby represents and warrants to BE as follows:

(a)

that the execution, delivery, and performance by US of this Agreement are within his powers and that this Agreement constitutes a valid and binding agreement of US enforceable against US in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcements sought in equity or at law);

(b)

that the execution, delivery, and performance by US of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official.

8.

Third Party Relationships.  US is a founding shareholder of OBF, who is in turn a member of the Independent Community Bankers Association (“ICBA”). OBF is a financing co-op with 25 members, which gives US access to better rates through established funding sources that have an appetite for energy projects. US has developed extensive additional energy efficiency lending sources over the past decade. US works closely with other third parties that provide marketing access and other finance resources, which will be involved by US, as appropriate and needed, to insure that BE’s energy efficiency and alternative energy projects in a wide array of verticals are financed at competitive rates. Certain of these third party relationships are expected to facilitate BE’s entry into selected market verticals. US has financed energy efficiency and alternative energy projects for office buildings, hospitals, supermarkets, gas stations with and without convenience stores, homeowner and condo associations and warehouses.

9.

Indemnification.

(a)

BE shall indemnify and hold US and its officers, directors, shareholders, employees and agents (collectively, the ''US Indemnified Parties"), harmless from any loss, liability, damage, cost or expense, including reasonable attorneys' fees, arising out of any claims or suits which may be brought against US by a third party relating to BE's business dealings under this Agreement, including, without limitation, representations and warranties, except as such claims or suits relate to the grant of rights, covenants, warranties or representations of US set forth herein, and excluding any claim indemnifiable by US pursuant to section 9(b) below, provided that US shall give prompt written notice and cooperation to BE relative to any such claim or suit, and provided that BE shall have the option to undertake and conduct the defense of any suit so brought.

(b)

US shall indemnify BE and its officers, directors, shareholders, employees and agents (collectively, the ''BE Indemnified Parties"), and. shall hold each BE Indemnified Party harmless from any loss, liability, damage, cost or expense, including reasonable attorneys' fees, arising out of any claims or suits which may be brought or made against the US Indemnified Party by reason of BE use of the US finance programs, literature and other documents in accordance with this Agreement or US’s breach of this Agreement, including, without limitation any rights, covenants, warranties or representations set forth herein, provided that BE shall give prompt written notice and cooperation to US relative to any such claim or suit.

10.

Confidentiality

US and BE acknowledge that they may be exposed to certain information concerning the other party's products and/or business which is confidential and proprietary information of such other party and not generally known to the public ("Confidential Information").  Both US and BE agree that during and at all times after the Term of this Agreement, neither will use or disclose to any third party any Confidential Information of the other without the prior written consent of such other party.  Notwithstanding the foregoing, this section 10 shall not apply (a) to any Confidential Information which becomes known to the public through no fault of the receiving party (US or BE as the case may be) or which was already known by the receiving party and same can be demonstrated or (b) to any Confidential Information required to be used or disclosed in connection with the enforcement of this Agreement or pursuant to a court order or governmental directive.  Notwithstanding anything contained above, the terms and conditions of this Agreement may be disclosed (a) to a party’s professional representatives, on a need to know basis, subject to their holding all such information in confidence pursuant to this section 12 and (b) in connection with the prosecution and/or defense of any claim relating to this Agreement.

11.

Miscellaneous

(a)

Notices.  Any notice or other communication required or permitted hereunder must be in writing and must be transmitted by personal delivery; reputable overnight courier service, certified mail (postage pre-paid, receipt requested) or telecopy, as follows:

If to US:	US Energy Affiliates
1060 Salem Walk Dr., Suite 3A
Greensboro, GA 30642
James N. Borland

If to BE	Blue Earth, Inc.
2298 Horizon Ridge Parkway
Suite 205
Henderson, Nevada 89052
Attention: Johnny Thomas

with a copy to:	Davidoff Malito & Hutcher LLP
605 Third Avenue - 34th Floor
New York, New York 10158
Attention: Elliot H. Lutzker, Esq.

or at such other address as the party shall designate in a written notice to the other party hereto, given in accordance with this Section 13.  All notices and other communications shall be effective upon receipt.

(b)

No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single, or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(c)

Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable said provision in any other jurisdiction.

(d)

Governing Law. This License Agreement and the rights and obligations of the parties under this License Agreement shall be governed by, and construed and interpreted in accordance with; the laws of the State of Nevada applicable to contracts entered into and wholly performed in the State of Nevada.

(e)

Dispute Resolution.  Any dispute with respect to this Agreement which absent, fraud or a misrepresentation of a material fact, cannot be made acceptable to the parties by an adjustment of the terms of this Agreement shall be resolved by mediation within 60 days of the mediation request and, if mediation is not successful, then by arbitration as provided herein.

The Parties agree first to endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association (the “AAA”) or such other mediation service as is mutually agreeable to the parties to the dispute under either the AAA’s Commercial Mediation Rules or such other commercial mediation rules as is mutually agreeable to the parties to the dispute.  The mediation shall take place in Clark County, Nevada, with representatives of the Parties present with full authority to negotiate a settlement.  The Parties must participate in the Mediation process with a neutral mediator for at least ten hours over at least two days prior to commencement of any arbitration.  If a Party to the dispute refuses to participate in the mediation, the Party demanding mediation may either compel mediation by seeking an appropriate order from a court of competent jurisdiction or proceed immediately to arbitration.  Thereafter, any unresolved dispute shall be settled by arbitration administered by the AAA or such other arbitration service as is mutually agreeable to the parties to the dispute in accordance with the AAA’s Commercial Arbitration Rules or such other commercial arbitration rules as is mutually agreeable to the parties to the dispute.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and the resolution of the disputed matter as determined by the arbitrator(s) shall be binding on the parties.  Any such mediation or arbitration shall be conducted in Las Vegas, Nevada applying Nevada law.

Any party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the establishment of the arbitral tribunal, or pending the arbitral tribunal’s determination of the merits of the controversy.

The arbitrator(s) may award costs and fees to the prevailing party if, in his/her (there) discretion, the non-prevailing party did not prosecute the arbitration or settlement of the dispute in good faith.  “Costs and fees” for this purpose shall mean reasonable pre-award expenses of the arbitration, including fees for the arbitrator(s), administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys’ fees.  Except as otherwise awarded by the arbitrator(s), all costs and fees shall be borne by the party incurring such costs and fees.

The award shall be in writing and shall be signed by the arbitrator(s) and shall include a statement regarding the disposition of any statutory claim.

(f)

Assignment. This Agreement shall be binding upon the parties hereto, their successors and permitted assigns.  Subject to BE’s rights specified below, neither this Agreement nor any of the rights, duties or obligations thereunder may be assigned, sold, conveyed, transferred, or delegated by either party without the express written consent of the other party hereto.  Notwithstanding the foregoing, BE may assign this Agreement, and all rights and obligations under Agreement, upon the sale, merger, corporate, reorganization, or refinancing of BE or its assets. Any attempted assignment in violation of this Section 11(f) shall be void.

12.

Counterparts. This Agreement may be executed in original or facsimile counterparts, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument

The parties have executed this Agreement on the date first above written.

US ENERGY AFFILIATES

/s/ James N. Borland

James N. Borland, President

BLUE EARTH, INC.

/s/ Johnny R. Thomas

Johnny R. Thomas, President